RALPH E. Davis Associates, INC.


                     CONSULTANTS-PETROLEUM AND NATURAL GAS

                          3555 TIMMONS LANE-SUITE 1105

                              HOUSTON, TEXAS 77027
                                (713) 622 -8955

                                     October 17, 1995



Seneca Resources Corporation
333 Clay Street, Suite 4150
Houston, Texas 77002

Attention:  Mr. Don A. Brown
            Vice President

                                   Re: 0il, Condensate and Natural Gas Reserves,
                                       Seneca Resources Corporation
                                       As of October 1, 1995

Gentlemen:

At your request, the firm of Ralph E. Davis Associates, Inc. has audited an evaluation of the proved oil, condensate and natural gas reserves on leaseholds in which Seneca Resources Corporation has certain interests. This report presents a summary of the Proved Developed (producing and non-producing) and Proved Undeveloped reserves anticipated to be produced from Seneca Resources' interest.

Liquid volumes are expressed in thousands of barrels (MBbls) of stock tank oil. Gas volumes are expressed in millions of standard cubic feet (MMSCF) at the official temperature and pressure bases of the areas wherein the gas reserves are located.

The summarized results of the reserve audit are as follows:

<PAGE 2>

                                                 RALPH E. DAVIS ASSOCIATES, INC.


Seneca Resources Corp.
Mr. Don A. Brown
October 17, 1995
Page 2

                           Estimated Proved Reserves
                      Net to Seneca Resources Corporation
                             As of October 1, 1995


                                      Proved Reserves
                      --------------------------------------------
                             Developed
                       -----------------------
Remaining Reserves     Producing Non-Producing Undeveloped  Total


Gulf Coast Division:
Oil/Condensate, MBbls       704      5,122        2,062      7,888
Gas, MMSCF               41,973     39,694       47,114    128,781


West Coast Division:
Oil/Condensate, MBbls     5,993      2,891        5,866     14,750
Gas, MMSCF               13,435      5,693       11,840     30,968


East Coast Division;
Oil/Condensate, MBbls       227          0            0        227
Gas, MMSCF               61,317        392            0     61,709

TOTAL:
Oil/Condensate, MBbls     6,924      8,013        7,928     22,865
Gas, MMSCF              116,725     45,779       58,954    221,458



DISCUSSION:

The scope of this study was to audit the proved reserves attributable to the interests of Seneca Resources Corporation. Reserve estimates were prepared by Seneca using acceptable evaluation principals for each source. The quantities presented herein are estimated reserves of oil, condensate and natural gas that geologic and engineering data demonstrate can be recovered from known reservoirs under existing economic conditions with reasonable certainty.


     Ralph E. Davis Associates, Inc. has audited the reserve estimates, the data incorporated into preparing the estimates and the methodology used to evaluate the reserves. Certain changes to either individual reserve estimates or the categorization of reserves were suggested by Ralph E. Davis Associates, Inc. and accepted by Seneca Resources. It is our opinion that the reserves presented herein meet all the criteria of Proved Reserves.

<PAGE 3>
                                                 RALPH E. DAVIS ASSOCIATES, INC.


Seneca Resources Corp.
Mr. Don A. Brown
October 17, 1995
Page 3


     Neither Ralph E. Davis Associates, Inc. nor any of its employees have any interest in Seneca Resources Corporation or the properties reported herein. The employment and compensation to make this study are not contingent on our estimate of reserves.

We appreciate the opportunity to be of service to you in this matter, and will be glad to address any questions or inquiries you may have.

                                       Very truly yours,

                                       RALPH E. DAVIS ASSOCIATES, INC.


                                       /s/ Allen C. Barron

                                       Allen C. Barron, P. E.
                                       Vice President